Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Easter Parent, Inc. of our report dated March 4, 2024 relating to the financial statements of ContextLogic Inc., which appears in ContextLogic Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, CA
April 16, 2025